Exhibit 99.1

Pacific Coast Oil Trust

Pacific Coast Oil Trust Announces There Will Be No January Cash Distribution and Discusses Termination Provision

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News Release

For Immediate Release

Austin, Texas December 22, 2016 — PACIFIC COAST OIL TRUST (NYSE—ROYT) (the “Trust”), a perpetual royalty trust formed by Pacific Coast Energy Company LP (“PCEC”), announced today that there will be no cash distribution to the holders of its units of beneficial interest of record on January 15, 2016. The Trust’s distribution calculation relates to net profits and overriding royalties generated during November 2016 as provided in the conveyance of net profits and overriding royalty interest.

The current month’s calculation for the Developed Properties resulted in $469,000 of revenues less direct operating expenses and development costs.  The current month’s revenues were $3.0 million, lease operating expenses including property taxes were $2.1 million, and capital expenditures were $470,000.  Average realized prices for the Developed Properties were $40.27 per Boe in November, as compared to $46.46 per Boe in October. Net profits for the month of November for the Developed Properties were $376,000. At the end of October, the export line that transports natural gas out of West Pico was returned to service and, in November, production at West Pico returned to levels similar to production prior to the shutdown months.

The current month’s calculations included $42,000 for the 7.5% overriding royalty on the Remaining Properties from Orcutt Diatomite and Orcutt Field. Average realized prices for the Remaining Properties were $37.45 per Boe in November, as compared to $41.91 per Boe in October. The cumulative net profits deficit for the Remaining Properties, including the 7.5% overriding royalty payments, increased $31,000 and remains at $2.1 million.

The current month’s cash flow before repayment of a portion of amounts borrowed from PCEC under the promissory note entered into in February 2016 was $65,000, reflecting $376,000 in income from the Developed Properties and $42,000 in income from the 7.5% overriding royalty on the Remaining Properties partially offset by $88,000 for the monthly operating and services fee payable to PCEC and $265,000 in Trust general and administrative expenses. The current month’s cash flow will pay down amounts previously borrowed from PCEC and is expected to reduce the cumulative borrowings from PCEC, including interest, to $1,071,542 in January 2017.

PCEC has agreed to loan funds to the Trust necessary to pay expenses at an interest rate of 8.5% per annum from February 25, 2016 to August 9, 2016 and 4% per annum from August 10, 2016 until maturity (March 31, 2018). PCEC previously provided the Trust with a $1 million letter of credit to be used by the Trust if its cash on hand (including available cash reserves) is not sufficient to pay ordinary course administrative expenses as they become due.  Any funds provided under the letter of credit or loaned by PCEC may only be used for the payment of current accounts or other obligations to trade creditors in connection with obtaining goods or services or for the payment of other accrued current liabilities arising in the ordinary course of the Trust’s business. No distribution will be made to Trust unitholders until the indebtedness borrowed, including interest thereon, has been paid in full.

Sales Volumes and Prices

The following table displays PCEC’s underlying sales volumes and average prices for the month of November 2016:

	Underlying Properties
	Sales Volumes	Average Price
	(Boe)	(per Boe)
Developed Properties (a)	75,270	$40.27
Remaining Properties (b)	17,827	$37.45

(a) Crude oil sales represented 98% of sales volumes

(b) Crude oil sales represented 98% of sales volumes

Status of the Trust

As oil and natural gas prices continue to be depressed and as we are unable to predict future commodity prices with any greater precision than the futures market, it appears likely that distributions to the Trust will continue to be significantly impacted.  As disclosed in the Trust’s monthly press releases, quarterly and annual filings with the Securities and Exchange Commission (SEC) and original offering documents also filed with the SEC, the Trust Agreement provides that the Trust will terminate in the event that annual proceeds received by the Trust attributable to the Conveyed Interests (as defined in the Trust Agreement), in the aggregate, are less than $2 million for each of any two consecutive years (the “Revenue Termination Provision”). If this occurs, the Trust Agreement requires the trustee to sell the Conveyed Interests and to distribute the net proceeds to the trust unitholders after paying all liabilities of the Trust and setting up cash reserves in such amounts as the trustee in its discretion deems appropriate for contingent liabilities.

Also as previously disclosed, annual proceeds to the Trust in 2016 were substantially less than $2 million.  Consequently, if annual proceeds to the Trust in 2017 are less than $2 million, the trustee would be required by the Revenue Termination Provision to sell the Conveyed Interests and to distribute the net proceeds to the trust unitholders, after paying liabilities and setting up reserves as described above.

The trustee and PCEC have each received inquiries from unitholders about the possibility of amending the Trust Agreement to change the Revenue Termination Provision.  Neither the trustee nor PCEC has any power by itself to change the Revenue Termination Provision.  The Trust Agreement does permit certain amendments if approved by the affirmative vote of Trust unitholders of record holding at least 75% of the then outstanding Trust units at a meeting held in accordance with the requirements of the Trust Agreement. However, any amendment of the Revenue Termination Provision would also require, among other things, the consent of each of PCEC, the trustee and the Delaware trustee, none of which, at the present time, have consented or agreed to consent to such an amendment.

Trust unitholders owning of record not less than 10% of the Trust units have the power to call a meeting of the Trust unitholders to the extent authorized by the Trust Agreement to transact any matter that the Trust Unitholders are authorized to transact. If Trust unitholders call a meeting, the Trust Agreement requires the Trust Unitholders calling the meeting to bear all costs associated with calling the meeting.  The Trustee also has the power to call a meeting.  If the trustee calls a meeting, all costs associated with calling the meeting would be borne by the Trust. However, the consent requirements described above would apply in both circumstances.

Nothing in this press release is intended as a prediction (i) that any vote of unitholders regarding the Revenue Termination Provision will occur, (ii) that any of the required consents to any proposed amendment of the Revenue Termination Provision would be granted, or (iii) that if a vote were held and all required consents were obtained, that any such proposed amendment would be approved by holders of the required percentage of the Trust units. Investors who consider any provisions of the Trust Agreement unacceptable, including the Revenue Termination Provision and the amendment provisions, should not own Trust units.

Overview of Trust Structure

Pacific Coast Oil Trust is a perpetual Delaware statutory trust formed by PCEC to own interests in certain oil and   gas properties in the Santa Maria Basin and the Los Angeles Basin in California (the “Underlying Properties”). The Underlying Properties and the Trust’s net profits and royalty interests are described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”). As described in the Trust’s filings with the SEC, the amount of any periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, development expenses, and the amount and timing of the Trust’s administrative expenses, among other factors. For additional information on the Trust, please visit www.pacificcoastoiltrust.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unitholders. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from PCEC with respect to the relevant period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither PCEC nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Pacific Coast Oil Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 4, 2016, and if applicable, the Trust’s Quarterly Reports on Form 10-Q. The Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q reports are available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell

1(512) 236-6555

919 Congress Avenue Austin, TX 78701